MDU Resources Group, Inc. Section 16 Officers and Directors
with Indemnification Agreements Chart
As of February 14, 2024

Section 16 Officers

Name	Title	Date of Agreement
Nicole A. Kivisto	President and Chief Executive Officer, MDU Resources Group, Inc.	August 12, 2010, as amended May 15, 2014
Rob L Johnson	President, WBI Energy, Inc.	May 10, 2023
Anne M. Jones	Vice President and Chief Human Resources Officer, MDU Resources Group, Inc.	January 1, 2016
Margaret (Peggy) A. Link	Vice President and Chief Information Officer, MDU Resources Group, Inc.	January 1, 2017
Paul R. Sanderson	Vice President, Chief Legal Officer and Secretary, MDU Resources Group, Inc.	May 17, 2023
Garret Senger	Chief Utilities Officer, Montana-Dakota Utilities Co.	December 29, 2023
Stephanie A. Sievert	Vice President, Chief Accounting Officer and Controller, MDU Resources Group, Inc.	September 21, 2017
Jeffrey S. Thiede	President and Chief Executive Officer, MDU Construction Services Group, Inc.	May 16, 2013, as amended May 15, 2014
Jason L. Vollmer	Vice President and Chief Financial Officer and Treasurer, MDU Resources Group, Inc.	November 29, 2014

Directors

Name	Title	Date of Agreement
Dennis W. Johnson	Director and Chair of the Board	August 12, 2010
Darrel T. Anderson	Director	November 15, 2023
James H. Gemmel	Director	February 14, 2024
David L. Goodin	Director	August 12, 2010
Nicole A. Kivisto	Director	August 12, 2010, as amended May 15, 2014
Dale S. Rosenthal	Director	May 11, 2021
Edward A. Ryan	Director	November 15, 2018
David M. Sparby	Director	August 16, 2018
Chenxi Wang	Director	May 7, 2019